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                                  Exhibit 23


The Board of Directors
Service Systems International, Ltd.


We consent to incorporation by reference in the registration statement
(No. 1.333-37203) on Form S-8 of our report dated November 30, 2000, relating to the consolidated financial statements of Service Systems International, Ltd. as of August 31, 2000 and 1999, which report appears in the August 31, 2000 annual report on Form 10-KSB of Service Systems International, Ltd.

                                             "ELLIOTT, TULK, PRYCE, ANDERSON"

                                             /s/ Elliott, Tulk, Pryce, Anderson


Vancouver, BC, Canada
December 13, 2000